Exhibit 20.5
Page 1 of 3

Navistar Financial 1995-A Owner Trust
For the Month of January 1996
Distribution Date of February 20, 1996

Original Pool Amount                  $424,879,281.80

Beginning Pool Balance                $337,956,886.36
Beginning Pool Factor                       0.7954186

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay) $11,819,991.57
  Interest Collected                    $2,918,415.73

Additional Deposits:
  Repurchase Amounts                            $0.00
  Liquidation Proceeds/Recoveries         $556,075.28
Total Additional Deposits                 $556,075.28

Repos/Chargeoffs                          $372,049.69
Aggregate Number of Notes Charged Off              32

Total Available Funds                  $15,294,482.58

Ending Pool Balance                   $325,764,845.10
Ending Pool Factor                          0.7667233

Servicing Fee                             $281,630.74

Repayment of Servicer Advances                  $0.00

Reserve Account:
  Beginning Balance                    $20,354,014.98
  Target Percentage                              6.00%
  Target Balance                       $19,545,890.71
  Minimum Balance                       $8,922,464.92
  (Release)/Deposit                      $(808,124.27)
  Ending Balance                       $19,545,890.71

                                           Dollars       Notes
Delinquencies:
  Installments:
    1-30 days                            1,947,560.84    1,357
    31-60 days                             333,107.03      242
    60+ days                                67,532.84       42

    Total                                2,348,200.71    1,365

  Balances:
    60+ days                             1,440,315.28       42

Memo Item - Reserve Account
  Prior Month                          $20,277,413.18
  + Invest. Income                          76,601.80
  - Transfer to Collections Account              0.00
    Beginning Balance                  $20,354,014.98

Exhibit 20.5
Page 2 of 3

Navistar Financial 1995-A Owner Trust
For the Month of January 1996

                                                              NOTES
                                        TOTAL          CLASS A-1       CLASS A-2      CERTIFICATES
Original
 Pool Amount Dist.:                $424,879,281.80  $80,000,000.00  $330,000,000.00  $14,879,281.80
 Distribution Percentages(1)                                 0.00%          100.00%           0.00%
 Coupon                                                     5.900%           6.550%          6.850%

Beginning Pool Balance             $337,956,886.36
Ending Pool Balance                $325,764,845.10
Collected Principal                 $11,819,991.57
Collected Interest                   $2,918,415.73
Charge-Offs                            $372,049.69
Liquidation Proceeds/Recoveries        $556,075.28
Servicing                              $281,630.74
Cash Transfer from Reserve Account           $0.00
  Total Collections Available
    for Debt Service                $15,012,851.84

Beginning Balance                  $337,956,886.36           $0.00  $323,077,604.56  $14,879,281.80

Interest Due                         $1,848,401.16           $0.00    $1,763,465.26      $84,935.90
Interest Paid                        $1,848,401.16           $0.00    $1,763,465.26      $84,935.90
Principal Due                       $12,192,041.26           $0.00   $12,192,041.26           $0.00
Principal Paid                      $12,192,041.26           $0.00   $12,192,041.26           $0.00

Ending Balance                     $325,764,845.10           $0.00  $310,885,563.30  $14,879,281.80
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                0.0000000000     0.9420774645    1.0000000000

Total Distributions                 $14,040,442.42           $0.00   $13,955,506.52      $84,935.90

Interest Shortfall                           $0.00           $0.00            $0.00           $0.00
Principal Shortfall                          $0.00           $0.00            $0.00           $0.00
 Total Shortfall (required from Reserve)     $0.00           $0.00            $0.00           $0.00

Excess Servicing                       $972,409.42

Beginning Reserve Account Balance   $20,354,014.98
(Release)/Draw                        $(808,124.27)
Ending Reserve Account Balance      $19,545,890.71

Memo Item - Advances:
 Servicer Advances - Current Month     $123,133.05
 Total Outstanding Servicer Advances $3,904,029.67

(1)The Noteholder's Percentage will be 100% for each Distribution Date occurring before the Distribution in June 1996, and generally 96.5% thereafter until all of the Notes have been paid in full. No principal distributions to Class A-2 until Class A-1 has been paid in full.

Exhibit 20.5
Page 3 of 3

Navistar Financial 1995-A Owner Trust
For the Month of January 1996

Trigger Events:     A) Loss Trigger
                    B) Delinquency Trigger

                                5               4                3                 2                1
                             Sep 1995        Oct 1995         Nov 1995         Dec 1995          Jan 1996
Beg. Pool Balance        $377,759,666.41  $368,163,685.54  $356,635,881.95  $348,084,582.88  $337,956,886.36

A) Loss Trigger:
Principal of Contracts
  Charged off              $1,044,025.46      $776,378.74      $312,680.72      $435,655.77      $372,049.69
Recoveries                   $125,685.85    $1,209,790.48      $511,911.31      $462,763.11      $556,075.28

Total Charged off
  (Months 5,4,3)           $2,133,084.92
Total Recoveries
  (Months 3,2,1)            1,530,749.70
Net Loss/(Recoveries)
  for 3 Mos.                 $602,335.22(a)

Total Balance
  (Months 5,4,3)       $1,102,559,233.90(b)

Loss Ratio [(a/b)(12)]           0.6556%

Trigger:
  Is Ratio> 1.5%                      No


B) Delinquency Trigger:
  Balance delinquency
    60+ days                                                 $6,519,237.86    $2,329,993.69  $1,440,315.28
  As % of Beginning
    Pool Balance                                                  1.82798%         0.66938%       0.42618%
  Three Month Average                                             0.77565%         0.88813%       0.97451%

Trigger:
  Is Average> 2.0%                   No

  Navistar Financial Corporation



by:  /s/R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer